Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS to Host Conference Call Today to Discuss Preliminary First Quarter

Subscriber Results

Company Expects Q1 2012 Adjusted EBITDA above Midpoint of Guidance and Reaffirms Full Year CapEx Guidance

WAYNESBORO, VA – April 4, 2012 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications services and home to the “best value in wireless,” announced that Jim Hyde, chief executive officer, and Steb Chandor, chief financial officer, will host a conference call with investors and analysts to discuss preliminary subscriber results for the first quarter 2012, as well as recent business developments, this morning, April 4, 2012 at 8:30 a.m. ET.

To participate, please dial 1-877-317-6789, 1-866-605-3852 in Canada and +1 412-317-6789 for international approximately 10 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the nTelos website at ir.ntelos.com.

An archive of the conference call will be available online at ir.ntelos.com beginning approximately two hours after the call and continuing until April 11, 2012. A replay will also be available via telephone by dialing 1-877-344-7529, 1-412-317-0088 internationally and entering access code 10012474 beginning approximately two hours after the call and continuing until April 11, 2012.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 400,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. nTelos’s licensed territories have a total population of approximately 8 million residents, of which its wireless network covers approximately 5.9 million residents. nTelos is also the exclusive wholesale provider of network services to Sprint Nextel in the western Virginia and West Virginia portions of its territories for all Sprint CDMA wireless customers. Additional information about NTELOS is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

Forward-Looking Statements

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to attract and retain retail subscribers to our services; the dependence on our strategic relationship with Sprint Nextel (“Sprint”); a potential increase in roaming rates and wireless handset subsidy costs; rapid development and intense competition in the telecommunications industry; the potential to experience a high rate of customer turnover; the potential for Sprint and others to build networks in our markets; cash and capital requirements; operating and financial restrictions imposed by our senior credit facility; adverse economic conditions; federal and state regulatory fees, requirements and developments; loss of ability to use our current cell sites; our ability to realize the benefits anticipated following the spinoff of our wireline business; our continued reliance on indirect channels of retail distribution; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Non-GAAP Financial Measures

Certain “non-GAAP financial measures” will be discussed on the above-referenced conference call. For these purposes, the SEC defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and vice versa for measures that include amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States.

Non-GAAP financial measures disclosed are provided as additional information to investors in order to provide them with an alternative method for assessing the Company’s financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present, on our web site or by reference to another publicly available document, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure so referenced with such comparable GAAP financial measure.

Source: NTELOS Holdings Corp.